AMENDMENT NO. 1
                                       TO
                          PARTICIPATION AGREEMENT [___]


            Amendment No. 1, dated as of [_____], between Continental Airlines, Inc. ("OWNER") and Wilmington Trust Company ("WTC"), not in its individual capacity, except as expressly provided therein, but solely as Mortgagee ("MORTGAGEE"), Subordination Agent under the Intercreditor Agreement ("SUBORDINATION AGENT"), Pass Through Trustee under each of the Applicable Pass Through Agreements (each, an "APPLICABLE PASS THROUGH TRUSTEE") and the Class D Pass Through Trustee, to Participation Agreement [___], dated as of [__________] (the "PARTICIPATION AGREEMENT"), between Owner and WTC, as Mortgagee, Subordination Agent and the Applicable Pass Through Trustees.

                             W I T N E S S E T H :
                             - - - - - - - - - -

            WHEREAS, Owner, Mortgagee, Subordination Agreement and each Applicable Pass Through Trustee entered into the Participation Agreement; and

            WHEREAS, Owner has elected to issue the Series D Equipment Notes as permitted by the related Trust Indenture, dated as of the date of the Participation Agreement (the "TRUST INDENTURE"), and in connection with such issuance, Owner has requested certain amendments to the Participation Agreement and the Trust Indenture.

            NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. DEFINITIONS. Unless otherwise defined or provided herein, terms used herein that are defined in the Trust Indenture, as amended as of the date of this Amendment, have such respective defined meanings.

            SECTION 2. AMENDMENTS.

            SECTION 2.1 AGREEMENTS

            (a) Sections 6.2, 6.2.2, 6.3.2(b)(i), 6.4.1, 6.4.2 and 6.4.3 are
amended to insert after "Pass Through Trustee" in each instance the following:
", the Class D Pass Through Trustee".

            (b) Section 6.2.3 is amended to insert after "Pass Through Trustee Agreements" the following: ", the Class D Pass Through Trust Agreement".

            (c) Section 6.3.2(b) is amended to insert (i) after "Pass Through Trustee" the following: "or Class D Pass Through Trustee" and (ii) after "Pass Through Trustee Agreement" in each instance the following: "or, in the case of the Class D Pass Through Trust, the Class D Pass Through Trust Agreement".

            (d) Section 6.4.4 is amended to insert at the end thereof the following:

            "The preceding sentence shall not limit the rights of the Related Note Holders with respect to Related Secured Obligations under the Trust Indenture, PROVIDED that a Related Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the Related Secured Obligations attributable to the Related Equipment Note held by such Holder shall have been paid in full."

            SECTION 2.2 INDEMNIFICATION

            (a) Section 8.1.1(c) is amended by inserting after "Pass Through Certificates" the following: ", the Class D Pass Through Certificates".

            (b) Section 8.1.2(j) is amended to delete "and" before clause (xi) and to insert after "Escrow Agreement" at the end of clause (xi) the following:
", (xii) with respect to any Indemnitee (other than the Class D Pass Through Trustee), to the extent attributable to the failure of the Class D Pass Through Trustee to distribute funds received and distributable by it in accordance with the Class D Pass Through Trust Agreement, (xiii) with respect to the Class D Pass Through Trustee, to the extent attributable to the negligence or willful misconduct of the Class D Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Class D Pass Through Trust Agreement; [2000-2 only: (xiv) with respect to any Indemnitee (other than the Class D Escrow Agent), to the extent attributable to the failure of the Class D Escrow Agent to pay funds received and payable by it in accordance with the Class D Escrow Agreement, (xv) with respect to any Indemnitee (other than the Class D Paying Agent), to the extent attributable to the failure of the Class D Paying Agent to distribute funds received and distributable by it in accordance with the Class D Escrow Agreement, (xvi) to the extent attributable to the failure of the Class D Depositary to pay funds payable by it in accordance with the Class D Deposit Agreement, (xvii) with respect to the Class D Escrow Agent, to the extent attributable to the negligence or willful misconduct of the Class D Escrow Agent in the payment of funds received and payable by it in accordance with the Class D Escrow Agreement, and (xviii) with respect to the Class D Paying Agent, to the extent attributable to the negligence or willful misconduct of the Class D Paying Agent in the distribution of funds received and distributed by it in accordance with the Class D Escrow Agreement;"]

            (c) Section 8.3.2(b) is amended by inserting in clause (V) after "Pass Through Trustees," the following: "the Class D Pass Through Trustee,".

            (d) Section 8.3.2(c) is amended by inserting after "Pass Through Trustee," the following: "the Class D Pass Through Trustee,".

            SECTION 2.3 TRANSFER

            Section 9.1 is amended by inserting after "Pass Through Trustee" in the parenthetical phrase the following: "or the sale or issuance of pass through certificates by the Class D Pass Through Trustee".

            SECTION 3. ADDITIONAL PARTY. By signing below, the Class D Pass Through Trustee shall be deemed a party to the Participation Agreement.

            SECTION 4. CONSTRUCTION. Effective as of the date hereof, all references in the Participation Agreement to the "Participation Agreement" shall be deemed to refer to the Participation Agreement as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder. Except as otherwise specified in this Amendment, the Participation Agreement shall remain in all respects unchanged and in full force and effect.

            SECTION 5. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

            SECTION 6. COUNTERPARTS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date and year first above written.


                                CONTINENTAL AIRLINES, INC.



                                By
                                   ---------------------------------------------
                                Name:
                                Title:

                                WILMINGTON TRUST COMPANY,
                                  not in its individual
                                  capacity, but solely as
                                  Mortgagee



                                By
                                  ---------------------------------------------
                                Name:
                                Title:

                                WILMINGTON TRUST COMPANY,
                                  not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee under the Pass Through
                                  Trust Agreement for the Continental Airlines
                                  Pass Through Trust, 2000-2A-1-0



                                By
                                  ---------------------------------------------
                                Name:
                                Title:

                                WILMINGTON TRUST COMPANY,
                                  not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee under the Pass Through
                                  Trust Agreement for the Continental Airlines
                                  Pass Through Trust, 2000-2A-2-0



                                By
                                  ---------------------------------------------
                                Name:
                                Title:

                                WILMINGTON TRUST COMPANY,
                                  not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee under the Pass Through
                                  Trust Agreement for the Continental Airlines
                                  Pass Through Trust, 2000-2B-0



                                By
                                  ---------------------------------------------
                                Name:
                                Title:

                                WILMINGTON TRUST COMPANY,
                                  not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee under the Pass Through
                                  Trust Agreement for the Continental Airlines
                                  Pass Through Trust, 2000-2C-0



                                By
                                  ---------------------------------------------
                                Name:
                                Title:

                                WILMINGTON TRUST COMPANY,
                                  not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee under the Pass Through
                                  Trust Agreement for the Continental Airlines
                                  Pass Through Trust, 2001-2D



                                By
                                  ---------------------------------------------
                                Name:
                                Title:

                                WILMINGTON TRUST COMPANY,
                                  not in its individual capacity, except as expressly provided, but solely as Subordination Agent



                                By
                                  ---------------------------------------------
                                Name:
                                Title: